FLORIDA DEPARTMENT OF STATE
                                Sandra B. Mortham
                               Secretary of State

April 8, 1997

SCOTTSDALE SCIENTIFIC, INC.
300 PARK AVE, 17TH FL
NEW YORK, NY 10022

The Articles of Incorporation for SCOTTSDALE SCIENTIFIC, INC. were filed on April 8, 1997, effective April 7, 1997, and assigned document number P97000031623. Please refer to this number whenever corresponding with this office.

Enclosed is the certification requested. To be official, the certification for a certified copy must be attached to the original document that was electronically submitted and filed under FAX audit number H97000005650.

A corporation annual report will be due this office between January 1 and May 1 of the year following the calendar year of the file date year. A Federal Employer Identification (FEI) number will be required before this report can be filed. Please apply NOW with the Internal Revenue Service by calling 1-600-629-3576 and requesting form SS-4.

Please be aware if the corporate address changes, it is the responsibility of the corporation to notify this office.

Should you have questions regarding corporations, please contact this office at the address given below.

Beth Register
Corporate Specialist Supervisor
New Filings Section
Division of Corporations                             Letter Number: 897AO0017554





      Division of Corporations - P.O. BOX 6327 - Tallahassee, Florida 32314



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ARTICLES OF INCORPORATION

Article I. Name

The name of this Florida corporation is:
Scottsdale Scientific, Inc.

Article 11. Address

The mailing address of the Corporation is:
Scottsdale Scientific, Inc.
300 Park Avenue, 17th Floor
New York NY 10022

Article III. Registered Agent

The name and address of the registered agent of the Corporation is:
Corporate Creations Enterprises, Inc.
4521 PGA Boulevard #211
Palm Beach Gardens FL 33418

Article IV. Board of Directors

The name of each member of the Corporation's Board of Directors is:

Ken H. Finkelstein

The affairs of the Corporation shall be managed by a Board of Directors consisting of no less than one director. The number of directors may be increased or decreased from time to time in accordance with the Bylaws of the Corporation. The election of directors shall be done in accordance with the Bylaws. The directors shall be protected from personal liability to the fullest extent permitted by applicable law.



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Article V. Capital Stock

The Corporation shall have the authority to issue 100,000,000 shares of common stock, par value $.001 per share.

Article VI. Incorporator

The name and address of the incorporator is:
Corporate Creations International Inc.
401 Ocean Drive #312 (Door Code 125)
Miami Beach FL 33139-6629

Article VII. Corporate Existence

The corporate existence of the Corporation shall begin effective April 7, 1997

The undersigned incorporator executed these Articles of Incorporation on April 7, 1997

Corporate Creations International Inc.

By: /s/ Brian R. Fons
      ------------------
Brian R. Fons Vice President



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CERTIFICATE OF DESIGNATION
REGISTERED AGENT/OFFICE

CORPORATION:
Scottsdale Scientific, Inc.

REGISTERED AGENT/OFFICE: .
Corporate Creations Enterprises, Inc.
4521 PGA Boulevard #211
Palm Beach Gardens FL 33418

I, agree to act as registered agent to accept service of process for the corporation named above at the place designated in this Certificate. I agree to comply with the provisions of all statutes relating to the proper and complete performance of the registered agent duties. I am familiar with and accept the obligations of the registered agent position.


/s/ Brian R. Fons
------------------
Corporate Creations Enterprises, Inc.
Brian R. Fons, Vice President

Date: April 7, 1997



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                            ARTICLES OF INCORPORATION

                                       OF

                               NUTRI-COLOGY, INC.

         1.       The name of the corporation is NUTRI-COLOGY, INC.

         2. The purpose of the corporation is to engage in any lawful act or activity for which a corporation may organized under the General Corporation Law of California, other than the banking business or the practice of a profession permitted to be incorporated by the California Corporations Code.

         3. The number of the Directors of the corporation shall be two.

            4. The names and addresses of the persons appointed to act as initial Directors are:

         STEVEN LEVINE                                        MICHAEL ROSENBAUM
         2095 Jackson St., #203                               327 Deertrail Lane
         San Francisco, CA                                    Mill Valley, CA

         5. The name and address in the State of California of the corporation's initial agent for service of process is:

         STEVEN LEVINE
         2095 Jackson St., #203
         San Francisco, CA



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         6. The  corporation  is  authorized  to issue  only one class of shares having a total number of twenty-five thousand.

         7. The corporation's issued shares shall be held of record by not more than ten persons. This corporation is a close corporation.

         8. No distinction shall exist between the shares of the corporation or the holders thereof.

         IN WITNESS WHEREOF, the undersigned who are the incorporators and the above named initial Directors of this corporation have executed these Articles of Incorporation on March 11, 1980.

                                                            /s/ Steven A. Levine
                                                            --------------------
                                                                   STEVEN LEVINE


                                                     /s/ Michael Rosenbaum, M.D.
                                                     ---------------------------
                                                               MICHAEL ROSENBAUM


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                                 ACKNOWLEDGMENT



         We, and each of us, declare:

         1.       We are the persons whose names are subscribed below.

         2. We collectively are all of the incorporators of NUTRI-COLOGY, INC. and all of the initial directors named in the foregoing Articles of Incorporation and we have executed these Articles of Incorporation.

         3. The foregoing Articles of Incorporation are our act and deed, jointly and severally.


         Executed on March 11, 1980 at Mill Valley, California

                                                            /s/ Steven A. Levine
                                                            --------------------
                                                                   STEVEN LEVINE


                                                     /s/ Michael Rosenbaum, M.D.
                                                     ---------------------------
                                                               MICHAEL ROSENBAUM


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                            CERTIFICATE OF AMENDMENT

                                       OF

                            ARTICLES OF INCORPORATION

         STEPHEN LEVINE and SUSAN LEVINE certify that

         1.    They   are  the   President  and   Secretary,   respectively,  of
               NUTRI-COLOGY, INC., a California corporation.

         2. Article 3 of the Articles of Incorporation of this Corporation is amended to read as follows:

               "3. The number of Directors of the Corporation shall be three."

         3. The foregoing amendment of Articles of Incorporation has been duly approved by the Board of Directors.

         The foregoing amendment of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the Corporations Code. The total number of outstanding shares of the Corporation is 4,000. The number of shares voting in favor of the amendment equalled or exceeded. the vote required. The percentage vote required was more than 50%.

                                                    /s/ Stephen A. Levine, Ph.D.
                                                    ----------------------------
                                                       STEPHEN LEVINE, President

                                                     /s/ Susan Levine, Secretary
                                                    ----------------------------
                                                         SUSAN LEVINE, Secretary

         The undersigned declare under penalty of perjury that the matters set forth in the foregoing certificate are true of their own knowledge.

         Executed at 2784 Union St., SF., CA, 94123 on July 31, 1981.

                                                    /s/ Stephen A. Levine, Ph.D.
                                                    ----------------------------
                                                       STEPHEN LEVINE, President

                                                     /s/ Susan Levine, Secretary
                                                    ----------------------------
                                                         SUSAN LEVINE, Secretary


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